Exhibit 99.2

May 19, 2025

Dear Porch Stockholders,

I am pleased to provide a strong update on our capital structure, and a key milestone in our journey to capture the vast and growing homeowners insurance market. This is a big moment for our Company as it eliminates one of the key remaining risks for stockholders. Today we announced a deal that we expect will result in the elimination of substantially all our 2026 unsecured convertible notes (the “2026 Notes”) with relatively little dilution.

After reporting a strong Q1 which exceeded expectations and highlighted the high margin, profitability, and cash flow generation potential of our new insurance services business model, a remaining concern was our upcoming 2026 Notes maturity.

We are pleased to share that through the deal we have announced today, we are eliminating $144 million of the 2026 Notes and replacing them with $134 million of 2030 unsecured convertible notes (the “2030 Notes”). This transaction positions us to use approximately $4 million of cash raised from this transaction plus cash from our balance sheet to settle the remaining $29 million of 2026 Notes. Importantly, the new 2030 Notes have an initial conversion price representing an approximately 60% premium1 and an 18 month contingent call option, which if exercised would give us the opportunity to retire all of the 2030 Notes with minimal dilution assuming our stock price performs as we expect over the next year and a half.

This deal positions the balance sheet for our next phase of growth, and we look forward to continuing to generate enhanced profitability and cash flow for our stockholders. We now have secured a path toward our target leverage goals through:

i)	Elimination of $144 million of outstanding 2026 Notes

ii)	The ability to eliminate $29 million of remaining 2026 Notes using cash

iii)	The ability to eliminate $134 million of 2030 Notes by exercising the 18-month call option as described above, and potentially limiting the time we expect to pay the 9% coupon on the 2030 Notes

This would leave the $333 million of 2028 secured convertible notes at that time. Importantly, reaching our financial targets ahead of that maturity provides many attractive capital structures to refinance this as semi-permanent debt.

Onward!

[1]	60% premium relative to the volume weighted average price (VWAP) of Porch’s common stock for the three trading day period post May 19, 2025.

Matt Ehrlichman

Porch Group Chairman, Founder and Chief Executive Officer

Forward-Looking Statements

Certain statements in this letter may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, statements regarding the expected elimination of the remaining 2026 Notes or the 2030 Notes, achievement of target leverage goals, the expected closing of the refinancing transactions announced today and the use of net proceeds therefrom, and other statements herein of management’s beliefs, intentions or goals are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the refinancing transactions, including the effect of the capital markets on the refinancing transactions and our ability to satisfy the closing conditions to the refinancing transactions, and other risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this letter. Unless specifically indicated otherwise, the forward-looking statements in this letter do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this letter. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.